Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement on Form S-8 of Digital Ally, Inc. of our report dated February 28, 2007 relating to our audit of the financial statements for the year ended December 31, 2006, which appear in the Final Prospectus on Form SB-2 of Digital Ally, Inc.

Kansas City, Missouri

October 22, 2007

McGladrey & Pullen, LLP is a member firm of RSM International –

an affiliation of separate and independent legal entities.